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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): February 15, 2005



                                 TRANSOCEAN INC.
             (Exact name of registrant as specified in its charter)



         CAYMAN ISLANDS                333-75899             66-0582307

(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)



                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (713) 232-7500

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02 Results of Operations and Financial Condition.

Our press release dated February 15, 2005, concerning fourth quarter and full year 2004 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The press release contains certain measures (discussed below) which may be deemed "non-GAAP financial measures" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.

In the attached press release, we discuss net income, adjusted for the December 2004 TODCO secondary offering, the non-cash charge from the deconsolidation of TODCO relating to the tax sharing agreement between Transocean and TODCO and losses on early retirements of debt on a total and per share basis for the quarter ended December 31, 2004. We also discuss net income adjusted for the gains from the TODCO offerings, the gain on the sale of the semisubmersible SEDCO 602, the non-cash charge from the deconsolidation of TODCO relating to the tax sharing agreement between Transocean and TODCO, losses on early retirements of debt and TODCO IPO-related costs, on a total and per share basis for the twelve months ended December 31, 2004. In addition, we discuss net income, after adjusting for the effect of the restructuring of certain benefit plans in Nigeria on a total and per share basis for the quarter ended December 31, 2003. We also discuss net income, adjusted for the restructuring of certain benefit plans in Nigeria, non-cash charges for impairment of certain assets, losses on early retirements of debt, TODCO IPO related costs and the favorable resolution of a non-U.S. income tax liability, on a total and per share basis for the twelve months ended December 31, 2003. This information is provided because management believes exclusion of these items will help investors compare results between periods and identify operating trends that could otherwise be masked by these items. The most directly comparable GAAP financial measure, net income
(loss), and information reconciling the GAAP and non-GAAP measures are included in the press release.

In the press release, we also discuss field operating income for our Transocean Drilling business segment for the quarters ended September 30, 2004 and December 31, 2004. We also discuss field operating income for our TODCO business segment from October 1, 2004 to December 17, 2004. Management believes field operating income is a useful measure of the operating results of a particular segment since the measure only deducts expenses directly related to a segment's operations from that segment's revenues. The most directly comparable GAAP financial measure, operating income before general and administrative expenses, and information reconciling the GAAP and non-GAAP measures are included in the press release.

In the press release, we also discuss net debt at December 31, 2003 and at December 31, 2004. This information is provided because management believes net debt provides useful information regarding the level of our indebtedness by reflecting the amount of indebtedness assuming cash and investments were used to repay debt. The most directly comparable GAAP financial measure, total debt, and the information reconciling the GAAP and the non-GAAP measures are included in the press release.

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The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be incorporated by reference into any registration statement filed by Transocean Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Transocean Inc. that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Transocean Inc.


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ITEM 9.01 Financial Statements and Exhibits

(c)      Exhibits.

The following exhibit is furnished pursuant to Item 2.02:

         Exhibit Number        Description
              99.1             Transocean Inc. Press Release Reporting Fourth
                               Quarter and Full Year 2004 Financial Results.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TRANSOCEAN INC.



Date:  February 15, 2005                By:  /s/ William E. Turcotte
                                             -----------------------------------
                                             William E. Turcotte
                                             Associate General Counsel



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                                INDEX TO EXHIBITS


            The following exhibit is furnished pursuant to Item 2.02:


   Exhibit Number       Description
        99.1            Transocean Inc. Press Release Reporting Fourth Quarter
                        and Full Year 2004 Financial Results.




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